Exhibit 10(h)


                             THE VALSPAR CORPORATION
                            2001 STOCK INCENTIVE PLAN

Section 1. Purpose.

The purpose of The Valspar Corporation 2001 Stock Incentive Plan (the "Plan") is to provide a continuing, long-term incentive to eligible employees of The Valspar Corporation ("Valspar") and of any subsidiary corporation of Valspar (a "Subsidiary"), as herein defined; to provide a means of rewarding outstanding performance; and to enable Valspar to maintain a competitive position to attract and retain personnel necessary for continued growth and profitability.

Section 2. Definitions.

The following words and phrases as used herein shall have the meanings set forth below:

     2.1 "Agreement" means an Agreement by and between Valspar and a Recipient of an award under this Plan setting forth the terms and conditions of that award.

     2.2 "Board" shall mean the Board of Directors of Valspar.

     2.3 "Change in Control" shall mean any of the following: (i) any individual, entity or group becomes a "Beneficial Owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of at least 20% but less than 50% of the voting stock of Valspar in a transaction that is not previously approved by the Board of Directors of Valspar; (ii) any individual, entity or group becomes a Beneficial Owner, directly or indirectly, of at least 50% of the voting stock of Valspar; (iii) the persons who were directors of Valspar immediately prior to any contested election or series of contested elections, tender offer, exchange offer, merger, consolidation, other business combination, or any combination of the foregoing cease to constitute a majority of the members of the Board of Directors of Valspar immediately following such occurrence; (iv) any merger, consolidation, reorganization or other business combination where the individuals or entities who constituted Valspar's shareholders immediately prior to the combination will not immediately after the combination own at least 50% of the voting securities of the business resulting from the combination; (v) the sale, lease, exchange or other transfer of all or substantially all the assets of Valspar to any individual, entity or group not affiliated with Valspar; (vi) the liquidation or dissolution of Valspar; or
(vii) the occurrence of any other event by which Valspar no longer operates as an independent public company.

     2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" shall mean the Compensation Committee of the Board of Directors of Valspar as constituted from time to time; provided, however, each member of the Committee shall be an outside director within the meaning of
Section 162(m) of the Code and the rules and regulations thereunder.

     2.6 "Common Stock" or "Stock" shall mean the common stock, $.50 par value, of Valspar.


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     2.7 "Designated Executive Officers" shall mean any executive officer designated by the Committee, but shall always include the Chairman, the Chief Executive Officer, the Chief Operating Officer and the President.

     2.8 "Fair Market Value" of Common Stock on any given date shall be determined by the Committee as follows:

     (a) the average of the highest and lowest sales prices reported on the New York Stock Exchange on the date in question, or if such Stock shall not have been traded on such exchange on such date, the average of the highest and lowest sales price reported on such exchange on the first day prior thereto on which such Stock was so traded; or

     (b) if (a) is not applicable, by any means fair and reasonable by the Committee, which determination shall be final and binding on all parties.

     2.9 __________ "Performance Period" shall mean the period of time over which the performance criteria and target are determined for the achievement of a Stock Incentive Award.

     2.10 "Plan" shall mean this 2001 Stock Incentive Plan of Valspar.

     2.11 "Recipient" shall mean a person to whom a Stock Incentive Award is granted.

     2.12 "Restriction Period" shall mean the period of time during which any restrictions apply to a restricted Stock Incentive Award.

     2.13 "Stock Incentive Award" shall mean an award of shares of Common Stock, which may, in the discretion or the Committee, be subject to certain restrictions and may, in the discretion of the Committee, be awarded only upon the achievement of certain performance goals.

     2.14 "Subsidiary" shall mean any corporation that at the time qualifies as a subsidiary of Valspar under Section 424(f) of the Code.

     2.15 "Valspar" shall mean The Valspar Corporation, a Delaware corporation, with its principal offices in Minneapolis, Minnesota.

Section 3. Shares Available Under Plan.

The number of shares which may be issued pursuant to Stock Incentive Awards under this Plan shall not exceed 1,000,000 shares of the Common Stock of Valspar; provided, however, that shares which become available as a result of canceled, lapsed or terminated Stock Incentive Awards granted under this Plan shall be available for issuance pursuant to Stock Incentive Awards subsequently granted under this Plan. The shares issued pursuant to a Stock Incentive Award granted under this Plan may be authorized and unissued shares. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Common Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number of shares subject to outstanding Stock Incentive Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.


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Section 4. Administration.

     4.1 The Plan will be administered by the Committee. Other than references in this Section 4.1, references to the "Committee" in this Plan shall be deemed to refer to the Board where the Board has, by resolution duly adopted, withdrawn from the Committee the authority to administer the Plan. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to executive officers of Valspar the authority to exercise the powers granted to the Committee in this Plan, subject to the review of the Committee or the Board as set forth in Section 4.5 below.

     4.2 The Committee will have plenary authority, subject to provisions of the Plan, to determine when and to whom to grant Stock Incentive Awards, the number of shares covered by each award, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of a Stock Incentive Award upon the attainment of specified performance targets. The provisions of Stock Incentive Awards need not be the same with respect to each Recipient.

     4.3 The Committee will have the sole responsibility for construing and interpreting the Plan, for establishing and amending any rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or about the construction, administration, interpretation or effect of the Plan and of its rules and regulations will, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and will be conclusive and binding on all Recipients, all successors, and any other person, whether that person is claiming under or through any Recipient or otherwise.

     4.4 No member of the Committee will be liable, in the absence of bad faith, for any act or omission with respect to his or her services on the Committee. Service on the Committee will constitute service as a member of the Board, so that the members of the Committee will be entitled to indemnification and reimbursement as Board members pursuant to its Bylaws.

     4.5 The Committee will regularly inform the Board as to its actions with respect to all Stock Incentive Awards granted under the Plan and the terms and conditions and any such awards in a manner, at any times, and in any form as the Board may reasonably request.

Section 5. Recipients.

Employees of Valspar and any Subsidiary who are responsible for or contribute to the management, growth and/or profitability of the business of Valspar and any Subsidiary, are eligible to be granted Stock Incentive Awards under the Plan. Recipients under the Plan shall be selected from time to time by the Committee, in its sole discretion, from those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award. Stock Incentive Awards may be granted under this Plan to persons who have previously received Stock Incentive Awards or other benefits under other plans of Valspar.


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Section 6. Stock Incentive Awards.

     6.1 A Recipient of a Stock Incentive Award shall not have any rights with respect to such award, unless and until such Recipient has executed an Agreement evidencing the award and has delivered a fully executed copy thereof to Valspar, and has otherwise complied with the then applicable terms and conditions. The Committee may designate whether such Stock Incentive Award will be subject to restrictions and whether such Stock Incentive Award will be payable only upon achievement of performance goals, or both.

     6.2 Subject to the provision of this Plan and the Agreement, at the time of the grant of a restricted Stock Incentive Award, the Committee shall determine the Restriction Period during which the shares awarded shall be subject to the risk of forfeiture and other terms and conditions as the Committee may specify. The Committee may, at any time, accelerate the date of lapse of restrictions with respect to all or any part of the shares awarded to a Recipient. Except as provided in Section 12 and as otherwise provided in the Agreement, Recipients of restricted Stock Incentive Awards shall not be required to make any payment or provide consideration other than the rendering of services. The shares subject to a restricted Stock Incentive Award shall be held by Valspar during the Restriction Period and no rights therein may be transferred, gifted, or otherwise alienated or hypothecated during the Restriction Period. If the shares are maintained in uncertificated form, Valspar shall denote such shares as being subject to restrictions as set forth in the Agreement as part of the book entry of the restricted Stock Incentive Award on Valspar's Stock records.

     6.3 Except as provided in Sections 6.2 and 6.3 above or as otherwise provided in the Agreement, the Recipient shall have, with respect to the shares of Stock awarded, all of the rights of a shareholder of Valspar, including the right to vote the shares and the right to receive any cash or stock dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Stock (to the extent shares are available under Section 3), subject to the same restrictions as the shares of Stock on which such dividends were issued. Valspar shall mark its Stock records that the Recipient is the owner of unrestricted Common Stock promptly after, and only after, the Restriction Period, if any, shall have expired without forfeiture in respect of such shares of restricted Stock.

     6.4 The Committee, in its sole discretion, may determine those Recipients who are eligible for an unrestricted Stock Incentive Award and the number of shares covered by such Award. The Committee may award unrestricted Stock to any Recipient, including Designated Executive Officers, or may establish performance criteria and performance targets for each Recipient or group of Recipients and the Performance Period over which such performance will be measured, and such other terms and conditions as the Committee shall determine; provided, however, that with respect to Stock Incentive Awards based on performance criteria for a Designated Executive Officer: (i) the Committee will identify in writing specific performance targets, Performance Period and maximum Stock Incentive Award levels within the first ninety days of each fiscal year of Valspar; (ii) the performance targets for Designated Executive Officers shall include one or more of the following categories, either on an absolute basis or a comparative basis: gross or net sales, expenses as a percentage of net sales, inventory turns, earnings per share, return on average equity, cash flow, modified cash flow, working capital, and gallon sales; (iii) the Committee will certify in writing following the end of the Performance Period whether the performance targets have been met and the level earned under the criteria;


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and (iv) the maximum Stock Incentive Award for any Designated Executive Officer
under this Plan for any fiscal year shall be 100,000 shares. Subject to the limitations described above on awards to Designated Executive Officers, the Committee may accelerate the achievement of performance targets, award a pro rata portion of the Stock Incentive Award prior to the end of a Performance Period or make any other adjustment during the Performance Period as it deems appropriate, including in the event of a Change in Control. Upon achievement of such performance targets as determined by the Committee, Valspar shall cause to be issued to the Recipient a stock certificate representing such Shares as the Recipient earned. Unless the Stock Incentive Award otherwise provides, a Stock Incentive Award based on the achievement of performance goals shall not be considered as outstanding for any purpose, and no dividends, voting or other rights shall attach to such Shares to be issued based on the achievement of performance goals until such time as the Shares are issued to the Recipient.

Section 7. Rights of Corporation, Rights of Employees and Recipients.

     7.1 Nothing in the Plan shall interfere with or limit in any way the right of Valspar or any Subsidiary to terminate any employee's or Recipient's employment at any time, nor confer upon any employee or Recipient any right to continue in the employ of Valspar or any Subsidiary.

     7.2 In the event of a Change in Control, unless the Agreement provides otherwise: (i) any restrictions on any restricted Stock Incentive Award shall lapse and be of no further force and effect; and (ii) the Recipient shall receive any Stock Incentive Award outstanding at the time of the event constituting a Change in Control, without regard to the achievement of the performance targets or the completion of the Performance Period.

     7.3 The existence of outstanding awards shall not affect in any way the right or power of Valspar, any of its Subsidiaries or Valspar's stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Valspar's capital structure or its business, or any issuance of Common Stock or subscription rights thereto, or any merger or consolidation of Valspar, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of Valspar, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise; provided, however, that if the outstanding shares of Common Stock of Valspar shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares or recapitalization, the number and kind of shares subject to the Plan or subject to any restricted or unrestricted, performance or non-performance based Stock Incentive Awards theretofore granted, shall be adjusted as provided in
Section 3.

     7.4 The rights and interests of any Recipient in the Plan shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.


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Section 8. Stockholder Approval; Securities Registration.

     8.1 The adoption of this Plan and the categories of performance criteria for Designated Executive Officers under Section 6.5 shall be subject to the approval of the stockholders of Valspar, and the categories of performance criteria, or new categories of performance criteria for Designated Executive Officers shall be subject to stockholder approval at the first meeting of stockholders following the end of each fifth fiscal year after 2001.

     8.2 As promptly as practicable, Valspar shall prepare, file and maintain with the Securities and Exchange Commission, an effective registration statement on Form S-8 (or, in Valspar's sole discretion, on any appropriate comparable form under the Securities Act of 1933, as amended, as may then be available to Valspar) relating to the resale of Common Stock granted pursuant to the Plan.

     8.3 All shares of Common Stock issued in book entry form on Valspar's Stock records pursuant to any Stock Incentive Award under this Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates or to make appropriate reference to such restrictions on the book entry with regard to uncertificated shares of Stock. The Committee may require each Recipient to represent to and agree with Valspar in writing that the Recipient is acquiring the shares without a view to distribution thereof.

Section 9. Effect on Other Plans.

Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. Participation in the Plan shall not affect a Recipient's eligibility to participate in any other benefit or incentive plan of Valspar and any Stock Incentive Awards made pursuant to the Plan shall not be included in the Recipient's remuneration for the purpose of determining the benefits provided under any other plan of Valspar unless specifically provided in such other plan.

Section 10. Amendment and Termination.

The Plan may be amended or terminated at any time by the Board of Directors of Valspar or by the Committee, without further action on the part of the stockholders of Valspar, provided that no amendment or termination of the Plan, without the consent of the Recipient, shall materially adversely affect or impair a Recipient's rights under any Stock Incentive Award granted pursuant hereto, and further provided that, unless the stockholders of Valspar shall have approved the same, no amendment shall, either directly or indirectly: (i) materially increase the total number of shares of Stock that maybe awarded under this Plan to all Recipients; or (ii) materially increase the benefits accruing to Recipients under the Plan.


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Section 11. Legal Requirements; Governing Law.

     11.1 The delivery of shares of Common Stock of Valspar pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and shall not be made until all required approvals of the proper government agencies have been obtained.

     11.2 The Plan, and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

Section 12. Withholding Taxes.

Each Recipient shall, no later than the date as of which any part of the value of an award first becomes includable as compensation in the gross income of the Recipient for Federal income tax purposes, pay to Valspar, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of Valspar under the Plan shall be conditional on such payment or arrangements, and Valspar and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Recipient. With respect to any award under the Plan, if the terms of such award so permit, a Recipient may elect by written notice to Valspar to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing Valspar to retain from the number of shares of Common Stock that would otherwise be deliverable to the Recipient, or (ii) delivering to Valspar from shares of Common Stock already owned by the Recipient, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the Recipient under this Section 12. Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings, and in the event shares are withheld, the amount withheld may not exceed the minimum required federal, state and FICA withholding amount.

Section 13. Duration of the Plan.

Unless earlier terminated by action of the Board of Directors and subject to the limitations under Section 10, the Plan shall remain in effect until all shares awarded under the Plan are free of all restrictions imposed by the Plan and the Agreements.


Approved by the Board of Directors: December 12, 2000
Approved by the Shareholders: February 28, 2001